Exhibit 99.1

Press Release For immediate release
Invesco Mortgage Capital Inc. Reports Second Quarter 2014 Financial Results Book Value Gains and Stable Core Earnings Drive $1.77 of Comprehensive Income per share

Atlanta – July 29, 2014 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the "Company") today announced financial results for the quarter ended June 30, 2014, including core earnings of $0.50 per share and a 6.9% increase in book value.

"We are pleased to announce another quarter of stable core earnings and growth in book value per share," said Richard King, President and CEO. "We believe accumulation of an attractive dividend and long-term stability of book value will reward long-term investors. Year-to-date, IVR has declared $1 per share of dividends and has $1.83 of growth in book value per share."
Second Quarter Highlights
•	Book value per share increased 6.9% to $19.80
•	Core earnings of $62.1 million or $0.50 per share
•	GAAP net loss of $95.1 million or $0.76 per share, primarily due to change in value of interest rate swaps recorded in income
•	Comprehensive income attributable to common shareholders of $217.9 million or $1.77 per share

Management of the Company's portfolio reflects initiatives designed to take advantage of opportunities and mitigate risks resulting from structural changes in the financing of real estate in the United States. More narrative description of initiatives and rationale are included in the financial results below.

($ in millions, except per share amounts)	Q2 ‘14	Q1 ‘14
(unaudited)	(unaudited)
Average earning assets (at amortized costs)	$20,025.9	$19,416.3
Average borrowed funds	17,546.7	17,103.0
Average equity	$2,470.9	$2,335.3

Interest income	$174.5	$171.1
Interest expense	69.4	68.6
Net interest income	105.0	102.4
Loss on sale of investments	(20.8)	(11.7)
Loss on interest rate derivative instruments, net	(167.8)	(151.3)
Other income	4.2	0.8
Operating expenses	13.1	12.5
Net loss	(92.4)	(72.5)
Preferred dividend	2.7	2.7
Net loss after preferred dividend	($95.1)	($75.3)

Average portfolio yield	3.48%	3.52%
Cost of funds	1.58%	1.60%
Debt to equity ratio	6.82	x	7.00	x
Return on average equity	(15.40%)	(12.89%)
Book value per common share (diluted)	$19.80	$18.53
Loss per common share (basic)	($0.76)	($0.60)
Dividend per common share	$0.50	$0.50
Dividend per preferred share	$0.4844	$0.4844

Non-GAAP Financial Measures*:
Core earnings	$62.1	$56.9
Core earnings per common share	$0.50	$0.46
Effective interest expense	$100.1	$98.8
Effective cost of funds	2.28%	2.31%
Effective net interest income	$74.3	$72.3
Effective interest rate margin	1.20%	1.21%

Exhibit 99.1

* Core earnings, effective interest expense (and by calculation, effective cost of funds) and effective net interest income (and by calculation, effective interest rate margin) are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" below for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income, total interest expense (and by calculation, cost of funds) and net interest income (and by calculation, net interest rate margin).

Financial Summary

During the second quarter, the Company generated $62.1 million in core earnings, and the book value improved 6.9% to $19.80. This was accomplished while continuing to reposition the investment portfolio to be less interest rate sensitive. The Company made progress on its key initiatives by adding a residential loan securitization and increasing the investment in credit risk transfer securities issued by government-sponsored enterprises ("GSE CRT"). Net loss after preferred dividend for the second quarter of 2014 was $95.1 million, compared to $75.3 million for the first quarter of 2014. The increase in net loss after preferred dividend was primarily due to the change in value of the interest rate swaps recorded in income.

As of June 30, 2014, the Company’s mortgage-backed securities ("MBS") portfolio was $18.2 billion, an increase of $712.6 million from March 31, 2014. In addition, the Company increased its portfolio of loans held for investment to $2.4 billion, an increase of $243.0 million from March 31, 2014. For the quarter ended June 30, 2014, average earning assets were $20.0 billion, representing an increase of $609.6 million from March 31, 2014. The portfolio generated interest income of $174.5 million during the three months ended June 30, 2014, which reflects an increase of $3.4 million from the three months ended March 31, 2014. The increase in interest income was the result of higher average assets during the quarter and the change in portfolio composition.

For the quarter ended June 30, 2014, the Company had average borrowings of approximately $17.5 billion and effective interest expense of $100.1 million, compared to $17.1 billion and $98.8 million, respectively, for the first quarter of 2014. The Company's effective cost of funds was 2.28% and 2.31% for the second quarter of 2014 and first quarter of 2014, respectively. The decrease in effective cost of funds was due to the full quarter impact of lower rate, forward starting swaps that began accruing during the fourth quarter of 2013.

Operating expenses for the second quarter of 2014 totaled $13.1 million, compared to $12.5 million for the first quarter of 2014. The ratio of operating expenses to average equity for the second quarter was 2.12%, which was a decrease of 3 basis points from the first quarter of 2014. The decrease in operating expenses was primarily due to lower management fees after repurchasing shares of common stock in the first quarter of 2014.

The Company declared a common stock dividend of $0.50 per share for the second quarter of 2014. The dividend was paid on July 28, 2014.

The Company declared a preferred stock dividend of $0.4844 per share for the second quarter of 2014. The dividend was paid on July 25, 2014.

About Invesco Mortgage Capital Inc.

Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd. (NYSE: IVZ), a leading independent global investment management firm.

Exhibit 99.1

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Wednesday, July 30, 2014, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    888-942-8507
International:        415-228-4839
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on August 15, 2014 by calling:

866-448-5638 (North America) or 203-369-1183 (International).

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance. In addition, words such as “will,” “anticipates,” “expects” and “plans,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from the Company's expectations. The Company cautions investors not to rely unduly on any forward-looking statements and urges investors to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified by this cautionary notice. The Company expressly disclaims any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Contact: Bill Hensel, 404-479-2886

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
$ in thousands, except per share data	2014	2013	2014	2013
Interest Income
Mortgage-backed securities	151,920	168,736	303,659	329,080
Residential loans	20,471	6,889	38,175	7,026
Commercial loans	2,061	60	3,680	60
Total interest income	174,452	175,685	345,514	336,166
Interest Expense
Repurchase agreements	47,822	68,463	96,893	134,792
Secured loans	176	—	176	—
Exchangeable senior notes	5,613	5,622	11,220	6,782
Asset-backed securities	15,826	5,377	29,761	5,456
Total interest expense	69,437	79,462	138,050	147,030
Net interest income	105,015	96,223	207,464	189,136
Provision for loan losses	(50)	663	157	663
Net interest income after provision for loan losses	105,065	95,560	207,307	188,473
Other Income (loss)
Gain (loss) on sale of investments, net	(20,766)	5,692	(32,484)	12,404
Equity in earnings and fair value change in unconsolidated ventures	3,894	2,157	4,335	3,747
Gain (loss) on interest rate derivative instruments, net	(167,816)	53,314	(319,128)	51,311
Realized and unrealized credit default swap income	292	180	621	531
Total other income (loss)	(184,396)	61,343	(346,656)	67,993
Expenses
Management fee – related party	9,327	10,807	18,662	21,161
General and administrative	3,739	3,043	6,935	4,587
Total expenses	13,066	13,850	25,597	25,748
Net income (loss)	(92,397)	143,053	(164,946)	230,718
Net income (loss) attributable to non-controlling interest	(1,057)	1,493	(1,879)	2,455
Net income (loss) attributable to Invesco Mortgage Capital Inc.	(91,340)	141,560	(163,067)	228,263
Dividends to preferred shareholders	2,712	2,713	5,425	5,425
Net income (loss) attributable to common shareholders	(94,052)	138,847	(168,492)	222,838
Earnings (loss) per share:
Net income (loss) attributable to common shareholders
Basic	(0.76)	1.03	(1.37)	1.69
Diluted	(0.76)	0.95	(1.37)	1.61
Dividends declared per common share	0.50	0.65	1.00	1.30

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands, except per share amounts	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Mortgage-backed securities, at fair value	18,247,789	17,348,657
Residential loans, held-for-investment, net of loan loss reserve	2,310,686	1,810,262
Commercial loans, held-for-investment, net of loan loss reserve	95,585	64,599
Cash and cash equivalents	126,128	210,612
Due from counterparties	30,413	1,500
Investment related receivable	399,499	515,404
Investments in unconsolidated ventures, at fair value	44,030	44,403
Accrued interest receivable	69,261	68,246
Derivative assets, at fair value	70,190	262,059
Deferred securitization and financing costs	13,280	13,894
Other investments	18,500	10,000
Other assets	879	1,343
Total assets (1)	21,426,240	20,350,979
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	14,723,223	15,451,675
Secured loans	625,000	—
Asset-backed securities	2,016,923	1,643,741
Exchangeable senior notes	400,000	400,000
Derivative liability, at fair value	268,600	263,204
Dividends and distributions payable	64,972	66,087
Investment related payable	670,149	28,842
Accrued interest payable	25,393	26,492
Collateral held payable	14,199	52,698
Accounts payable and accrued expenses	2,266	4,304
Due to affiliate	9,904	10,701
Total liabilities (1)	18,820,629	17,947,744
Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized, 7.75% series A cumulative redeemable, 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference) at June 30, 2014 and December 31, 2013, respectively	135,356	135,356
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 123,094,376 and 124,510,246 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	1,231	1,245
Additional paid in capital	2,531,739	2,552,464
Accumulated other comprehensive income (loss)	355,093	(156,993)
Retained earnings (distributions in excess of earnings)	(447,542)	(155,957)
Total shareholders’ equity	2,575,877	2,376,115
Non-controlling interest	29,734	27,120
Total equity	2,605,611	2,403,235
Total liabilities and equity	21,426,240	20,350,979

(1)
The Company's consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the primary beneficiary (IAS Asset I LLC, an indirect subsidiary of the Company). As of June 30, 2014 and December 31, 2013, total assets of the consolidated VIEs were $2,322,093 and $1,819,295, respectively, and total liabilities of the consolidated VIEs were $2,022,948 and $1,648,400, respectively.

Exhibit 99.1

Non-GAAP Financial Measures

In addition to the results presented in accordance with U.S. GAAP, this release contains the non-GAAP financial measures of "core earnings," "effective interest expense" (and by calculation, "effective cost of funds") and "effective net interest income (and by calculation, "effective interest rate margin"). The Company’s management uses these non-GAAP financial measures in its internal analysis of results and believes these measures are useful to investors for the reasons explained below. The most directly comparable U.S. GAAP measures are net income attributable to common shareholders, total interest expense (and by calculation, cost of funds) and net interest income (and by calculation, net interest rate margin).

These non-GAAP financial measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with U.S. GAAP. Additional reconciling items may be added to the non-GAAP measures if deemed appropriate.

The Company calculates core earnings as U.S. GAAP net income attributable to common shareholders adjusted for gain (loss) on sale of investments, net, realized gain on interest rate derivative instruments (excluding contractual net interest on interest rate swaps), unrealized loss on interest rate derivative instruments, amortization of deferred swap losses from de-designation and adjustments attributable to non-controlling interest.

The Company believes the presentation of core earnings allows investors to evaluate and compare the performance of the Company to that of its peers because core earnings measures investment portfolio performance over multiple reporting periods by removing realized and unrealized gains and losses. The Company records changes in the valuation of its investment portfolio, and through December 31, 2013 certain interest rate swaps, in other comprehensive income. Effective December 31, 2013, the Company elected to discontinue hedge accounting for its interest rate swaps. As a result of its election, starting January 1, 2014, the change in market value of its interest rate swaps and the amortization of deferred swap losses remaining in other comprehensive income at December 31, 2013 are included in U.S. GAAP net income. In addition, the Company uses swaptions, invests in to-be-announced securities and U.S. Treasury futures that do not qualify under U.S. GAAP for inclusion in other comprehensive income, and, as such, the changes in valuation are recorded in the period in which they occur. For internal portfolio analysis, the Company’s management deducts these gains and losses from U.S. GAAP net income to provide a consistent view of investment portfolio performance across reporting periods. As such, the Company believes that the disclosure of core earnings is useful and meaningful to its investors.

However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

Effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin include adjustments for the net interest component related to the Company's interest rate swaps and excludes amortization of deferred swap losses from de-designation. Although, as of January 1, 2014 the Company has elected to discontinue hedge accounting for its interest rate swaps, such derivative instruments are viewed by the Company as an economic hedge against increases in future market interest rates on its liabilities and therefore the effective cost of funds reflects interest expense adjusted to include the realized loss (i.e., the interest expense component) for all of its interest rate swaps and add back the unrealized loss from swap losses that were previously recorded in other comprehensive income and is being amortized into interest expense over the remaining swap lives. In addition, the Company views the cost of the associated repurchase agreements (interest expense), borrowing costs on its exchangeable senior notes, and borrowing costs on its asset-backed securities as a component of its effective cost of funds.

Exhibit 99.1

The Company believes the presentation of effective interest expense, effective costs of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs, as viewed by the Company.

The table below provides a reconciliation of U.S. GAAP net income attributable to common shareholders to core earnings for the following periods:

	Three Months Ended			Six Months Ended
$ in thousands, except per share data	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net income (loss) attributable to common shareholders	(94,052)	(74,440)	138,847	(168,492)	222,838
Adjustments
(Gain) loss on sale of investments, net	20,766	11,718	(5,692)	32,484	(12,404)
Realized loss on interest rate derivative instruments (excluding contractual net interest on interest rate swaps of $52,205, $51,441, $0, $103,646 and $0, respectively)	15,037	18,824	(27,159)	33,861	(27,159)
Unrealized (gain) loss on interest rate derivative instruments	100,574	81,047	(26,155)	181,621	(24,152)
Amortization of deferred swap losses from de-designation	21,532	21,296	—	42,828	—
Subtotal	157,909	132,885	(59,006)	290,794	(63,715)
Adjustment attributable to non-controlling interest	(1,807)	(1,511)	613	(3,318)	663
Core earnings	62,050	56,934	80,454	118,984	159,786
Basic earnings (loss) per common share	(0.76)	(0.60)	1.03	(1.37)	1.69
Core earnings per share attributable to common shareholders	0.50	0.46	0.60	0.97	1.22

The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended June 30, 2014		Three Months Ended March 31, 2014		Three Months Ended June 30, 2013
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	69,437	1.58%	68,613	1.60%	79,462	1.66%
Less: Amortization of deferred swap losses from de-designation	(21,532)	(0.49)%	(21,296)	(0.49)%	—	—%
Add: Net interest paid - interest rate swaps	52,205	1.19%	51,441	1.20%	—	—%
Effective interest expense	100,110	2.28%	98,758	2.31%	79,462	1.66%

	Six Months Ended June 30, 2014		Six Months Ended June 30, 2013
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	138,050	1.59%	147,030	1.62%
Less: Amortization of deferred swap losses from de-designation	(42,828)	(0.49)%	—	—%
Add: Net interest paid - interest rate swaps	103,646	1.20%	—	—%
Effective interest expense	198,868	2.30%	147,030	1.62%

Exhibit 99.1

The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended June 30, 2014		Three Months Ended March 31, 2014		Three Months Ended June 30, 2013
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	105,015	1.90%	102,449	1.92%	96,223	1.59%
Add: Amortization of deferred swap losses from de-designation	21,532	0.49%	21,296	0.49%	—	—%
Less: Net interest paid - interest rate swaps	(52,205)	(1.19)%	(51,441)	(1.20)%	—	—%
Effective net interest income	74,342	1.20%	72,304	1.21%	96,223	1.59%

	Six Months Ended June 30, 2014		Six Months Ended June 30, 2013
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	207,464	1.91%	189,136	1.61%
Add: Amortization of deferred swap losses from de-designation	42,828	0.49%	—	—%
Less: Net interest paid - interest rate swaps	(103,646)	(1.20)%	—	—%
Effective net interest income	146,646	1.20%	189,136	1.61%

Mortgage-Backed Securities

The following table summarizes certain characteristics of the Company’s MBS portfolio as of June 30, 2014:

$ in thousands	Principal Balance	Unamortized Premium (Discount)	Amortized Cost	Unrealized Gain/ (Loss), net	Fair Value	Net Weighted Average Coupon (1)	Period- end Weighted Average Yield (2)	Quarterly Weighted Average Yield (3)
Agency RMBS*:
15 year fixed-rate	1,395,263	69,737	1,465,000	30,999	1,495,999	4.04%	2.60%	2.57%
30 year fixed-rate	5,848,240	394,803	6,243,043	(3,048)	6,239,995	4.17%	3.01%	3.03%
ARM	545,715	9,431	555,146	6,138	561,284	2.86%	2.55%	2.29%
Hybrid ARM	2,555,585	37,078	2,592,663	20,674	2,613,337	2.79%	2.52%	2.23%
Total Agency pass-through	10,344,803	511,049	10,855,852	54,763	10,910,615	3.74%	2.81%	2.75%
Agency-CMO(4)	1,789,639	(1,270,882)	518,757	(8,322)	510,435	2.57%	4.46%	3.42%
Non-Agency RMBS(5)(6)(7)	3,816,728	(632,014)	3,184,714	97,811	3,282,525	3.63%	4.14%	4.70%
GSE CRT(8)	431,000	28,798	459,798	46,837	506,635	5.17%	4.07%	4.04%
CMBS(9)	4,928,396	(2,023,533)	2,904,863	132,716	3,037,579	3.52%	4.56%	4.54%
Total	21,310,566	(3,386,582)	17,923,984	323,805	18,247,789	3.60%	3.41%	3.36%
____________________

*	Residential mortgage-backed securities ("RMBS")

(1)	Net weighted average coupon (“WAC”) as of June 30, 2014 is presented net of servicing and other fees.

(2)	Period-end weighted average yield is based on amortized cost as of June 30, 2014 and incorporates future prepayment and loss assumptions.

(3)
Quarterly weighted average portfolio yield for the period was calculated by dividing interest income, including amortization of premiums and discounts, by the Company's average of the amortized cost of the investments. All yields are annualized.

Exhibit 99.1

(4)	Included in Agency-CMO are interest-only securities, which represent 23.6% of the balance based on fair value.

(5)	Included in Non-Agency RMBS are securities of $26.0 million for a future securitization not yet settled.

(6)	Non-Agency RMBS held by the Company is 63.4% variable rate, 30.9% fixed rate, and 5.7% floating rate based on fair value (excluding securities for a future securitization not yet settled).

(7)	Of the total discount in Non-Agency RMBS, $390.5 million is non-accretable.

(8)
GSE CRT are general obligations of Fannie Mae or Freddie Mac that are structured to provide credit protection to the GSE issuer with respect to defaults and other credit events within reference pools of residential mortgage loans that collateralize MBS issued and guaranteed by such GSE.

(9)	Included in the CMBS are interest-only securities and commercial real estate mezzanine loan pass-through certificates which represent 6.2% and 1.5% of the balance based on fair value, respectively.

Constant Prepayment Rates ("CPR")
The CPR of the Company's portfolio impacts the amount of premium and discount on the purchase of securities that is recognized into income. The Company's Agency, non-Agency RMBS and GSE CRT had a weighted average CPR of 10.0 and 8.2 for the for the three months ended June 30, 2014 and March 31, 2014, respectively. The table below shows the three month CPR for the Company's RMBS compared to bonds with similar characteristics (“Cohorts”):

	June 30, 2014		March 31, 2014
	Company	Cohorts	Company	Cohorts
15 year Agency RMBS	12.3	13.3	9.8	12.4
30 year Agency RMBS	9.4	9.8	7.2	8.2
Agency Hybrid ARM RMBS	9.4	NA	5.9	NA
Non-Agency RMBS	11.2	NA	10.5	NA
GSE CRT	4.5	NA	4.3	NA
Weighted average	10.0	NA	8.2	NA

Borrowings
The Company has entered into repurchase agreements, secured loans and issued exchangeable senior notes to finance the majority of its portfolio of investments. The following table summarizes certain characteristics of the Company’s borrowings at June 30, 2014 and December 31, 2013:

$ in thousands	June 30, 2014			December 31, 2013
	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (Days)	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (Days)
Repurchase Agreements:
Agency RMBS	10,031,609	0.32%	20	10,281,154	0.38%	19
Non-Agency RMBS	2,711,799	1.54%	30	3,066,356	1.55%	33
GSE CRT	347,447	1.56%	41	21,708	1.50%	42
CMBS	1,632,368	1.37%	22	2,082,457	1.39%	23
Secured Loans	625,000	0.25%	101	—	—%	0
Exchangeable Senior Notes	400,000	5.00%	1,354	400,000	5.00%	1,535
Total	15,748,223	0.78%	59	15,851,675	0.86%	60

Exhibit 99.1

Interest Rate Swaps
As of June 30, 2014, the Company had the following interest rate swaps outstanding:

$ in thousands Counterparty			Notional	Maturity Date	Fixed Interest Rate in Contract
SunTrust Bank			100,000	7/15/2014	2.79%
Deutsche Bank AG			200,000	1/15/2015	1.08%
Deutsche Bank AG			250,000	2/15/2015	1.14%
Credit Suisse International			100,000	2/24/2015	3.26%
Credit Suisse International			100,000	3/24/2015	2.76%
Wells Fargo Bank, N.A.			100,000	7/15/2015	2.85%
Wells Fargo Bank, N.A.			50,000	7/15/2015	2.44%
Morgan Stanley Capital Services, LLC			300,000	1/24/2016	2.12%
The Bank of New York Mellon			300,000	1/24/2016	2.13%
Morgan Stanley Capital Services, LLC			300,000	4/5/2016	2.48%
Citibank, N.A.			300,000	4/15/2016	1.67%
Credit Suisse International			500,000	4/15/2016	2.27%
The Bank of New York Mellon			500,000	4/15/2016	2.24%
JPMorgan Chase Bank, N.A.			500,000	5/16/2016	2.31%
Goldman Sachs Bank USA			500,000	5/24/2016	2.34%
Goldman Sachs Bank USA			250,000	6/15/2016	2.67%
Wells Fargo Bank, N.A.			250,000	6/15/2016	2.67%
JPMorgan Chase Bank, N.A.			500,000	6/24/2016	2.51%
Citibank, N.A.			500,000	10/15/2016	1.93%
Deutsche Bank AG			150,000	2/5/2018	2.90%
ING Capital Markets LLC			350,000	2/24/2018	0.95%
Morgan Stanley Capital Services, LLC			100,000	4/5/2018	3.10%
ING Capital Markets LLC			300,000	5/5/2018	0.79%
JPMorgan Chase Bank, N.A.			200,000	5/15/2018	2.93%
UBS AG			500,000	5/24/2018	1.10%
ING Capital Markets LLC			400,000	6/5/2018	0.87%
The Royal Bank of Scotland Plc			500,000	9/5/2018	1.04%
CME Clearing House	(3)	(4)	300,000	2/5/2021	2.50%
CME Clearing House	(3)	(4)	300,000	2/5/2021	2.69%
Wells Fargo Bank, N.A.			200,000	3/15/2021	3.14%
Citibank, N.A.			200,000	5/25/2021	2.83%
HSBC Bank USA, National Association	(1)		550,000	2/24/2022	2.45%
The Royal Bank of Scotland Plc	(2)		400,000	3/15/2023	2.39%
UBS AG	(2)		400,000	3/15/2023	2.51%
HSBC Bank USA, National Association			250,000	6/5/2023	1.91%
HSBC Bank USA, National Association			250,000	7/5/2023	1.97%
The Royal Bank of Scotland Plc			500,000	8/15/2023	1.98%
CME Clearing House	(4)		600,000	8/24/2023	2.88%
UBS AG			250,000	11/15/2023	2.23%
HSBC Bank USA, National Association			500,000	12/15/2023	2.20%
Total			12,800,000		2.12%

(1)	Forward start date of February 2015

(2)	Forward start date of March 2015

(3)	Forward start date of February 2016

(4)
Beginning June 10, 2013, regulations promulgated under The Dodd-Frank Wall Street Reform and Consumer Protection Act mandate that the Company clear new interest rate swap transactions through a central counterparty. Transactions that are centrally cleared result in the Company facing a clearing house, rather than a swap dealer, as counterparty. Central clearing requires the Company to post collateral in the form of initial and variation margin to the clearing house which reduces default risk.

Exhibit 99.1

Average Balances
The table below presents certain information for the Company's portfolio for the three and six month periods ending June 30, 2014 and 2013.

	Three Months Ended June 30,		Six Months Ended June 30,
$ in thousands	2014	2013	2014	2013
Average Balances*:
Agency RMBS:
15 year fixed-rate, at amortized cost	1,490,857	1,949,617	1,544,072	1,997,076
30 year fixed-rate, at amortized cost	6,277,003	11,524,578	6,501,011	11,512,548
ARM, at amortized cost	526,816	69,149	407,650	83,227
Hybrid ARM, at amortized cost	2,441,988	447,599	2,154,029	487,269
MBS-CMO, at amortized cost	505,949	505,811	490,979	504,182
Non-Agency RMBS, at amortized cost (1)	3,241,721	3,815,772	3,382,454	3,530,088
GSE CRT, at amortized cost	418,635	—	366,914	—
CMBS, at amortized cost	2,788,361	2,491,250	2,677,553	2,275,552
Residential loans, at amortized cost	2,240,066	807,876	2,114,219	415,132
Commercial loans, at amortized cost	94,541	2,919	86,653	2,919
Average MBS and Loans portfolio	20,025,937	21,614,571	19,725,534	20,807,993
Average Portfolio Yields (2):
Agency RMBS:
15 year fixed-rate	2.57%	2.17%	2.69%	2.18%
30 year fixed-rate	3.03%	2.77%	3.09%	2.81%
ARM	2.29%	2.39%	2.31%	2.24%
Hybrid ARM	2.23%	2.41%	2.28%	2.37%
MBS - CMO	3.42%	1.84%	3.77%	1.65%
Non-Agency RMBS	4.70%	4.54%	4.44%	4.58%
GSE CRT	4.04%	—%	4.37%	—%
CMBS	4.54%	4.72%	4.52%	4.73%
Residential loans	3.66%	3.41%	3.60%	3.38%
Commercial loans	8.72%	11.21%	8.49%	11.21%
Average MBS and Loans portfolio	3.48%	3.25%	3.50%	3.23%
Average Borrowings*:
Agency RMBS	10,040,134	13,185,918	9,865,448	13,063,927
Non-Agency RMBS	2,790,149	2,815,765	2,895,918	2,669,977
GSE CRT	307,237	—	261,052	—
CMBS (3)	2,033,655	1,989,660	2,032,975	1,832,302
Exchangeable senior notes	400,000	400,000	400,000	242,222
Asset-backed securities	1,975,573	747,883	1,870,367	382,257
Total borrowed funds	17,546,748	19,139,226	17,325,760	18,190,685
Maximum borrowings during the period (4)	17,765,146	19,710,901	17,765,146	19,710,901

Exhibit 99.1

Average Cost of Funds (5):
Agency RMBS	0.32%	0.40%	0.34%	0.41%
Non-Agency RMBS	1.55%	1.54%	1.53%	1.63%
GSE CRT	1.50%	—%	1.47%	—%
CMBS (3)	1.24%	1.44%	1.31%	1.46%
Exchangeable senior notes	5.61%	5.62%	5.61%	5.60%
Asset-backed securities	3.20%	2.88%	3.18%	2.85%
Unhedged cost of funds (6)	1.09%	0.88%	1.10%	0.81%
Hedged / Effective cost of funds (Non-GAAP measure)	2.28%	1.66%	2.30%	1.62%
Average Equity (7):	2,470,933	2,774,374	2,403,467	2,743,484
Average debt/equity ratio (average during period)	7.10x	6.90x	7.21x	6.63x
Debt/equity ratio (as of period end)	6.82x	7.63x	6.82x	7.63x

*
Average amounts for each period are based on weighted month-end balances; all percentages are annualized. For the three and six months ended June 30, 2014, the average balances are presented on an amortized cost basis.

(1)	Non-Agency RMBS average balance excludes securities of $26.0 million for a future securitization not yet settled.

(2)
Average portfolio yield for the period was calculated by dividing interest income, including amortization of premiums and discounts, by the Company's average of the amortized cost of the investments. All yields are annualized.

(3)	CMBS average borrowing and cost of funds include borrowings under repurchase agreements and secured loans.

(4)	Amount represents the maximum borrowings at month-end during each of the respective periods.

(5)	Average cost of funds is calculated by dividing annualized interest expense by the Company's average borrowings.

(6)	Excludes amortization of deferred swap losses from de-designation.

(7)	Average equity is calculated based on a weighted balance basis.